Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO ABL CREDIT AGREEMENT

FIRST AMENDMENT TO ABL CREDIT AGREEMENT (this “First Amendment”), dated as of September 20, 2018, by and between BI-LO, LLC, a Delaware limited liability company (the “Borrower”) and SUNTRUST BANK (“SunTrust”), as administrative agent (in such capacity, including any permitted successor thereto, the “Administrative Agent”). All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has entered into that certain ABL Credit Agreement, dated as of May 31, 2018, among the Borrower, BI-LO Holding, LLC, a Delaware limited liability company, as Holdings, the several banks and other financial institutions or entities from time to time party thereto, as lenders and issuing banks, and SunTrust, as the Administrative Agent, and the other parties party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, the Administrative Agent, and the Borrower have identified an ambiguity in the Credit Agreement and, as a consequence thereof, the Administrative Agent and the Borrower wish to amend the Credit Agreement to cure such ambiguity as provided in Section 2 hereof without any further action or consent of any other party to the Credit Agreement, as permitted by Section 9.2(c) of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed that:

SECTION 1. RULES OF CONSTRUCTION. The rules of construction specified in Section 1.2 of the Credit Agreement shall apply to this First Amendment, including the terms defined in the preamble and recitals hereto.

SECTION 2.                 TECHNICAL AMENDMENT TO THE CREDIT AGREEMENT.

Section 2.11(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The FILO Loans shall be repaid on each payment date specified below in an aggregate principal amount equal to the amount corresponding to such payment date in the table below:

Date	Amortization Payment
October 03, 2018	$1,875,000
December 26, 2018	$1,875,000
February 28, 2019	$1,875,000
May 31, 2019	$1,875,000

August 31, 2019	$1,875,000
November 30, 2019	$1,875,000
February 29, 2020	$1,875,000

May 31, 2020	$1,875,000

August 31, 2020	$3,750,000
November 30, 2020	$3,750,000
February 28, 2021	$3,750,000
May 31, 2021	$3,750,000

August 31, 2021	$5,000,000
November 30, 2021	$5,000,000
February 28, 2022	$5,000,000
May 31, 2022	$5,000,000

; provided, that the final principal repayment installment of the FILO Loans repaid on the FILO Maturity Date shall be, in any event, in an amount equal to the aggregate principal amount of all FILO Loans outstanding on such date.”

SECTION 3. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or text of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment. On and after the effectiveness of this First Amendment, this First Amendment shall for all purposes constitute a “Loan Document” under and as defined in the Credit Agreement and the other Loan Documents.

SECTION 4. CONDITIONS PRECEDENT.

This First Amendment shall become effective as of the date (the “First Amendment Effective Date”) upon which each of the following conditions shall have been satisfied:

(a)         the Administrative Agent shall have received a duly executed counterpart of the signature page to this First Amendment from the Borrower and the Administrative Agent, and

(b)         the Required Lenders shall not have objected in writing to this First Amendment within five

(5) Business Days following receipt of notice thereof.

SECTION 5.                 COSTS AND EXPENSES.

The Borrower hereby agrees to reimburse the Administrative Agent for all reasonable and documented (in reasonable detail) out-of-pocket costs and expenses (including invoiced reasonable out-of-pocket legal fees and expenses reimbursable pursuant to the terms of the Credit Agreement)) to the extent payable or reimbursable pursuant to the terms of the Loan Documents and otherwise invoiced prior to the First Amendment Effective Date.

SECTION 6. MISCELLANEOUS PROVISIONS.

(a) Ratification. This First Amendment is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the

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obligations outstanding under the Credit Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.

(b) Governing Law; Submission to Jurisdiction, Etc . This First Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this First Amendment, shall be governed by, and construed in accordance with, the law of the State of New York. Sections 9.9 (other than clause (a) thereof) and 9.10 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.

(c) Severability. Section 9.7 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

(d) Counterparts; Headings . This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused their duly Responsible Officers to execute and deliver this First Amendment as of the date first above written.

BI-LO, LLC,

By:	/s/ Brian P. Carney
Name: Brian P. Carney
Title: Executive Vice President and Chief Financial Officer

SUNTRUST BANK, as Administrative Agent,

By:	/s/ J. Matney Gornall
Name: J. Matney Gornall
Title: Vice President